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                                                                   EXHIBIT 3



                             Amendment No. 2 to the

                   Merger Agreement and Plan of Reorganization

                        Dated May 16, 2000 by and between

              Advatex Associates, Inc., Logical Acquisition Corp.,

          Color Acquisition Corp., Logical Imaging Solutions, Inc. and

                                Color Image, Inc.

                               Dated June 26, 2000



     WHEREAS, Advatex Associates, Inc., a Delaware corporation ("Advatex"), Logical Acquisition Corp., a Delaware corporation ("LAC"), Color Acquisition Corp., a Delaware corporation ("CAC"), Logical Imaging Solutions, Inc., a California corporation ("Logical"), and Color Image, Inc., a Georgia corporation ("Color")(collectively, the "Parties") entered into a Merger Agreement and Plan of Reorganization on May 16, 2000 and Amendment No. 1 (the "Amendment") thereto on June 15, 2000 (collectively, the "Merger Agreement"), capitalized terms not otherwise defined herein having their respective meanings as set forth in the Merger Agreement; and

     WHEREAS, the Advatex stockholders' meeting (the "Meeting") to approve the Name Change and the Reverse Stock Split will be held on July 7, 2000; and

     WHEREAS, the Parties desire to consummate the Mergers on or about June 28, 2000, prior to the Meeting and effect certain changes in the Agreement relating thereto.

     NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the Parties mutually agree to amend the Merger Agreement as follows:

1. The Parties agree to consummate the Mergers on June 28, 2000 or such other date as all Parties shall agree in writing.

2. Notwithstanding anything to the contrary in the Merger Agreement, the Parties agree that all contemplated issuances of shares of and warrants to purchase Advatex common stock to the stockholders of Logical and Color, and to G-V or its designee, as a result of the Mergers will be deferred until July 7, 2000, pending the outcome of the Meeting. If the Meeting is held and the Reverse Stock Split is approved, share issuances will take place as contemplated in the first paragraph of Section 7(a) of the Merger Agreement. If either the Meeting is not held on July 7, 2000 or if the Meeting is held and the Reverse Stock Split is not approved, (a) share and warrant issuances and other actions will take place as contemplated in the second paragraph of Section 7(a) of the Merger Agreement, (b) the G-V Agreement will be deemed amended in the manner set forth in Section 8 of the Amendment and (c) Advatex agrees to call, as soon as practicable, an additional special meeting of stockholders for the purpose of approving an amendment to Advatex's certificate of incorporation to increase the authorized number of Advatex Shares and take such other actions as contemplated in clause (2) of the second paragraph of Section 7(a) of the Merger Agreement.








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Amendment No. 2 to
Merger Agreement
June 26, 2000
Page 2



3. Notwithstanding the provisions of Section 2 hereof, the Parties agree that Logical and Color, acting jointly, may, by written notice to Advatex and its counsel, require that shares or warrants to purchase shares of Advatex common stock to which all persons and entities are entitled pursuant to the consummation of the Mergers be issued to them at any time from and after consummation of the Mergers through July 7, 2000 in accordance with the third sentence of Section 2 above as if the Meeting had not been held or the Reverse Stock Split had not been approved, so long as such issuances are effected in a manner that they will be automatically adjusted if the Meeting is thereafter held and the Reverse Stock Split approved.

4. In all other respects, the Merger Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have made and executed this Amendment No. 2 to the Merger Agreement as of the day and year first above written.


                                     ADVATEX ASSOCIATES, INC.


                                     By:
                                     -----------------------------------------
                                          Joseph P. Donnolo, President



                                     LOGICAL ACQUISITION CORP.


                                     By:
                                     -----------------------------------------
                                          Joseph P. Donnolo, President



                                     COLOR ACQUISITION CORP.


                                     By:
                                     -----------------------------------------
                                          Joseph P. Donnolo, President



                                     LOGICAL IMAGING SOLUTIONS, INC.


                                     By:
                                     -----------------------------------------
                                          Michael W. Brennan, President



                                     COLOR IMAGE, INC.


                                     By:
                                     -----------------------------------------
                                          Dr. Sue-Ling Wang, President